Exhibit (e)

EXHIBIT (e)

APPLICATION

TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY Individual Flexible Premium Deferred Annuity Application

Home Office: 440 Mamaroneck Avenue, Harrison, NY 10528

“Company’, “we”, “our”, and “us” all refer to Transamerica. Unless otherwise stated, “You” refers to the Owner

By providing an email address below, I consent to receive an email that will initiate the process of receiving electronic documents and notices applicable to the Eligible Policy/ Policies accessed through the Company website. A link within the email will direct you to the Company e-delivery terms and conditions as well as our registration and consent process. I have access to the Internet for the purpose of accepting electronic delivery of documents.

Email Address:

Electronic Delivery Document notifications will be provided to only one email address. Any email provided above will override any existing email address, if applicable. Please call (800) 525-6205 or visit the Company website if you would like to revoke your consent, wish to receive a paper copy of the information above, or need to update your email address

1. PRODUCT INFORMATION

Product: Transamerica Structured Index Advantage® Annuity NY

An Individual Flexible Premium Deferred Annuity with Index-Linked Interest Option(s).

2. OWNER INFORMATION

Type of Owner: If the Type of Owner is an Individual, there must be an immediate (self, spouse, parent, child, grandparent, grandchild or sibling) familial relationship between the Owner(s) and the Annuitant. Unless otherwise requested, the Owner will receive any policy correspondence and tax forms.

〇 Individual	〇 Trust[1]	〇 Qualified Custodial Account

〇 Entity[2]	〇 Company Qualified Plan[3]	〇 UGMA/UTMA

Relationship to Annuitant:

Complete Legal Name:

Residential Address:
(Cannot be a P.O. Box)	Street Address
	City	State	Zip Code	Country
Telephone

Mailing Address:
Street Address
	City	State	Zip Code	Country

SSN/TIN:	Date of Birth:	〇 Male	〇 Female

Citizenship: 〇 U.S. Citizen/Entity	〇 Non-U.S. Citizen/Entity-Country:

	〇 Resident Alien	〇 Non-Resident Alien

[1]	Trustee Certification Form is Required.
[2]	Entity Certification Form is Required.
[3]	Profit Sharing Plan, Pension Plan, 401(k), etc. Qualified Plan Certification Form is Required. The Company must be the Beneficiary listed in Section 5.

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3. JOINT OWNER INFORMATION

If no Joint Owner is listed, the Company will issue the policy with the Owner listed in Section 2.

If Type of Owner in Section 2 is an Individual; there must be an immediate (self, spouse, parent, child, grandparent, grandchild or sibling) familial relationship between the Owner(s) and the Annuitant.

〇	Check here if the Joint Owner’s Address is the same as the Owner’s Address listed in Section 2.

Relationship to Annuitant:

Complete Legal Name:

Residential Address:
(Cannot be a P.O. Box)	Street Address
	City	State	Zip Code	Country
Telephone

Mailing Address:
Street Address
	City	State	Zip Code	Country

SSN/TIN:	Date of Birth:	〇 Male	〇 Female

Citizenship: 〇 U.S. Citizen/Entity	〇 Non-U.S. Citizen/Entity-Country:

〇 Resident Alien 〇 Non-Resident Alien

4. ANNUITANT INFORMATION

If no Annuitant is listed, the Company will issue the policy with the Owner and Annuitant as the same.

If Type of Owner in Section 2 is an Individual; there must be an immediate (self, spouse, parent, child, grandparent, grandchild or sibling) familial relationship between the Owner(s) and the Annuitant.

〇	Check here if the Annuitant’s Address is the same as the Owner’s Address listed in Section 2.

Complete Legal Name:

Residential Address:
(Cannot be a P.O. Box)	Street Address
	City	State	Zip Code	Country
Telephone

Mailing Address:
Street Address
	City	State	Zip Code	Country

SSN/TIN:	Date of Birth:	〇 Male	〇 Female

Citizenship: 〇 U.S. Citizen/Entity	〇 Non-U.S. Citizen/Entity-Country:

〇 Resident Alien 〇 Non-Resident Alien

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5. BENEFICIARY DESIGNATION

The percentages assigned must be whole percentages and total 100% for each beneficiary type (primary and/or contingent). If the percentages do not total 100%, we will consider this designation incomplete until sufficient beneficiary information is received. If a designation is incomplete or there are no surviving beneficiaries at the time a claim is processed, proceeds will be payable per the terms of the policy.

•	If the Beneficiary is to be restricted, the Beneficiary Designation with Restricted Payout Form must be received.

〇 Primary	Allocation Percentage: %	Is this an Irrevocable Beneficiary?	〇 Yes 〇 No

Relationship to Annuitant:

Complete Legal Name:

Residential Address:
(Cannot be a P.O. Box)	Street Address
	City	State	Zip Code	Country

SSN/TIN:	Date of Birth:

Citizenship: 〇 U.S. Citizen/Entity	〇 Non-U.S. Citizen/Entity-Country:

〇 Resident Alien 〇 Non-Resident Alien

〇 Primary 〇 Contingent	Allocation Percentage: %	Is this an Irrevocable Beneficiary?	〇 Yes 〇 No

Relationship to Annuitant:

Complete Legal Name:

Residential Address:
(Cannot be a P.O. Box)	Street Address
	City	State	Zip Code	Country

SSN/TIN:	Date of Birth:

Citizenship: 〇 U.S. Citizen/Entity	〇 Non-U.S. Citizen/Entity-Country:

〇 Resident Alien 〇 Non-Resident Alien

〇 Primary 〇 Contingent	Allocation Percentage: %	Is this an Irrevocable Beneficiary?	〇 Yes 〇 No

Relationship to Annuitant:

Complete Legal Name:

Residential Address:
(Cannot be a P.O. Box)	Street Address
	City	State	Zip Code	Country

SSN/TIN:	Date of Birth:

Citizenship: 〇 U.S. Citizen/Entity	〇 Non-U.S. Citizen/Entity-Country:

〇 Resident Alien 〇 Non-Resident Alien

〇 Check if there are more Beneficiaries and complete the Additional Beneficiary Form and return with the application.

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6. PURCHASE PAYMENT INFORMATION

Type of Annuity Applying for (select only one): If applying for a Qualified Plan (Profit Sharing Plan, Pension Plan, 401(k), or other), the Qualified Plan Certification and Acknowledgement Form is required. If the Beneficiary is to be restricted, the Beneficiary Designation with Restricted Payout Form must be received.

〇 Non-Qualified	〇 Traditional IRA	〇 Roth IRA	〇 SEP IRA	〇 SIMPLE IRA

〇 Profit Sharing Plan	〇 Pension Plan	〇 401(k)	〇 Other

〇 Qualified Stretch - Deceased Name:	Date of Death:

〇 Non-Qualified Stretch - Deceased Name:	Date of Death:

〇 10 Year Delay - Deceased Name:	Date of Death:

Funding Options:

〇  Check

〇  Enclosed

〇  Wire

〇  Financial Professional/Client to request release of funds

〇

The Company to request release of funds. The 1035 Exchange, Rollover or Transfer Request Form is required. Submit the appropriate state replacement form(s) if the Applicant has existing life insurance policies or annuity contracts

Source of Funds:

〇 New Money / Contribution Money $ if Qualified Plan - Tax Year:

〇 Non-Qualified 1035 Exchange - Anticipated Premium Amount $

〇 CD/Mutual Fund Redemption - Anticipated Premium Amount $

〇 Direct Transfer - Anticipated Premium Amount $

〇 Rollover - Anticipated Premium Amount $

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7. PREMIUM ALLOCATIONS

The percentages assigned must be whole percentages and total 100%.

FIXED ACCOUNT OPTION
%	Fixed Account
BASIC INDEX ACCOUNT OPTIONS CAP AND BUFFER STRATEGIES
	Index	Crediting Period	Growth Opportunity	Downside Protection
%	S&P 500®	1 Year	Cap	Buffer 10%
%	S&P 500®	1 Year	Cap	Buffer 15%
%	S&P 500®	2 Year	Cap	Buffer 10%
%	S&P 500®	2 Year	Cap	Buffer 15%
%	S&P 500®	6 Year	Cap	Buffer 10%
%	S&P 500®	6 Year	Cap	Buffer 20%

%	Total Allocation (Sum of all Account Options including the Fixed Account Option must total 100%)

We reserve the right to prohibit Premium Payments to the Fixed Account or the Index Account(s). Such prohibition of premiums to the Fixed Account or Index Account(s) could occur if the yield on investments is not sufficient to support the minimum rate guaranteed by the Fixed Account or Index Account(s). Any prohibition of premiums to the Fixed Account or Index Account(s) would not be exercised in an unfairly discriminatory manner.

8. OWNER & FINANCIAL PROFESSIONAL - REPLACEMENT INFORMATION

Both the Owner Response and the Financial Professional Response columns must be completed.

Submit the necessary replacement form(s) provided by the Company if the Owner has existing life insurance policies or annuity contracts.

Check here if there are more than three (3) replacement policies, complete the Additional Replacement Policy Form and return with the application.

Replacement Questions		Owner Response	Financial Professional Response

Did the Financial Professional present and leave only insurer-approved sales material with the Owner?		Not Applicable	No Yes

Does the Owner have any existing life insurance policies or annuity contracts?		No Yes	No Yes

Is it the Owner’s intent for this annuity to replace, discontinue or change any existing life insurance policies or annuity contracts?		No Yes	No Yes

If yes - Company:

Policy#:	—

Company:	—

Policy#:	—

Company:	—

Policy#:	—

—

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9. OWNER & ANNUITANT SIGNATURES AND ACKNOWLEDGEMENTS

•

I understand this policy is a Registered Index-Linked Annuity and have been reasonably informed of various features of the annuity. While values of the policy may be affected by an external index, the policy does not directly participate in any equity investment.

•	To the best of my knowledge and belief, all of my statements and answers on this application are correct and true.

•	This application is subject to acceptance by the Company. If this application is rejected for any reason, the Company will be liable only for return of purchase payment paid.

•

I understand that federal law requires all financial institutions to obtain customer information, including the name, residential address, date of birth, Social Security Number or Taxpayer Identification Number and any other information necessary to sufficiently identify each customer

•	This application is to be attached and made part of the policy.

Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

Account values when allocated to any of the options in Section 7 are not guaranteed as to fixed dollar amount and will increase or decrease with the performance of the Index Account(s).

If the individuals signing below are signing as a Power of Attorney, Guardian, Conservator, Authorized Representative, or Trustee, additional information is required.

Signed at:
	City	State

Date:		Linking Number:

Owner(s) Signature:
I am signing as:	Power of Attorney	Guardian	Conservator	Authorized Representative	Trustee

Joint Owner(s) Signature:
I am signing as:	Power of Attorney	Guardian	Conservator	Authorized Representative	Trustee

Annuitant Signature (if not Owner):

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10. FINANCIAL PROFESSIONAL ACKNOWLEDGEMENTS & SIGNATURES

I certify that I have truly and accurately recorded on the application the information that was provided to me by the applicant.

I HAVE MADE REASONABLE EFFORTS TO OBTAIN INFORMATION CONCERNING THE APPLICANT’S FINANCIAL STATUS, TAX STATUS, INVESTMENT OBJECTIVES AND SUCH OTHER INFORMATION USED OR CONSIDERED TO BE REASONABLE IN MAKING THE ANNUITY RECOMMENDATION AND FIND THE ANNUITY BEING APPLIED FOR APPROPRIATE FOR HIS/ HER NEEDS.

If this is a replacement transaction, I confirm that I have reviewed the Company’s written standard regarding the acceptability of replacements and that it meets the Company’s standard.

Primary Registered Financial Professional

Print Full Name:

Financial Professional ID Number:

Email Address (Optional):	Phone Number:

Firm Name:

Firm Address:

Commission Split:[1] %

Signature:

For Financial Professional Use Only - Contact your home office for program information.

Commission options below are based on the product and rider(s) selected.

Option A	Option B	Option C	Option D

(Once selected, program cannot be changed)

Additional Financial Professional(s)

The following Servicing Financial Professional(s) must also meet all licensing, appointment and training required to solicit this policy. As a Servicing Financial Professional the individual(s) listed below will have the same independent rights to access policy information and submit instructions as are granted to the Primary Financial Professional of Record.

Print Full Name:

Financial Professional ID Number:	Commission Split:[1]	%

Print Full Name:

Financial Professional ID Number:	Commission Split:[1]	%

Print Full Name:

Financial Professional ID Number:	Commission Split:[1]	%

Check here if there are more than four (4) Financial Professionals. If so, please complete the Additional Financial Professional Form.

1 Must be in whole percentages. The sum of the Commission Split for the Primary Registered Financial Professional and Additional Financial Professionals must equal 100%.

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